Exhibit 5.1

PHILLIPS NIZER LLP

June 30, 2011

Star Gas Partners, L.P.

2187 Atlantic Street

Stamford, CT 06902

Ladies and Gentlemen:

We have acted as counsel for Star Gas Partners, L.P., a Delaware limited partnership (the “Partnership”), and certain of its subsidiaries with respect to the preparation of the Registration Statement on Form S-3 (the “Registration Statement”) filed on or about the date hereof with the Securities and Exchange Commission (the “Commission”) in connection with the registration by the Partnership under the Securities Act of 1933, as amended (the “Securities Act”), of the offer and sale by the Partnership from time to time, pursuant to Rule 415 under the Securities Act, of

(1) common units representing limited partner interests in the Partnership (the “Units”);

(2) partnership securities representing limited partner interests or additional equity securities in the Partnership (the “Partnership Securities”);

(3) debt securities, which may be co-issued by Star Gas Finance Company., a Delaware corporation (“Star Finance”), in one or more series, consisting of notes, debentures or other evidences of indebtedness (the “Debt Securities”); and

(4) guarantees (the “Guarantees”) of the Debt Securities by A.P. Woodson Company, a District of Columbia corporation, C. Hoffberger Company, a Maryland corporation, Champion Energy Corporation, a Delaware corporation, Champion Oil Company, a Delaware corporation, CFS LLC, a Pennsylvania limited liability company, Columbia Petroleum Transportation, LLC, a Delaware limited liability company, Hoffman Fuel Company Of Bridgeport, a Delaware company, Hoffman Fuel Company Of Danbury, a Delaware corporation, Hoffman Fuel Company of Stamford, a Delaware corporation, J.J. Skelton Oil Company, a Pennsylvania corporation, Lewis Oil Company, a New York corporation, Marex Corporation, a Maryland corporation, Meenan Holdings of New York, Inc., a New York corporation, Meenan Oil Co., Inc., a Delaware corporation, Meenan Oil Co., L.P., a Delaware limited partnership, Minnwhale LLC, a New York limited liability corporation, Ortep Of Pennsylvania, Inc., a Pennsylvania corporation, Petro Holdings, Inc., a Delaware corporation, Petroleum Heat And Power Co., Inc., a Delaware corporation, Petro Plumbing Corporation, a New Jersey corporation, Petro, Inc., a Delaware corporation, RegionOil Plumbing Heating and Cooling Co., Inc., a New Jersey company, Richland Partners, LLC, a Pennsylvania limited liability corporation, Rye Fuel Company, a Delaware corporation, Star Acquisitions, Inc., a Minnesota corporation, TG&E Service Company, Inc., a Florida corporation, (the “Subsidiary Guarantors”).

The Units, Partnership Securities, Debt Securities and Guarantees are collectively referred to herein as the “Securities.” We have also participated in the preparation of the

Prospectus (the “Prospectus”) contained in the Registration Statement to which this opinion is an exhibit.

We have examined the Registration Statement, the Prospectus, the Indenture dated as of November 16, 2010 (the “2010 Indenture”) for the 8.875% Senior Notes, the form of Senior Indenture (the “Senior Indenture”) filed as an exhibit to the Registration Statement, the form of Subordinated Indenture (the “Subordinated Indenture” and, together with the 2010 Indenture and the Senior Indenture, the “Indentures”) filed as an exhibit to the Registration Statement, the Second Amended and Restated Agreement of Limited Partnership of the Partnership, as amended (the “Partnership Agreement”), the Amended and Restated Certificate of Limited Partnership of the Partnership (the “Certificate”) filed with the Secretary of State of Delaware pursuant to the Delaware Revised Uniform Limited Partnership Act in connection with the formation of the Partnership, other formation documents and agreements, as applicable, of the Partnership, Star Finance and the Subsidiary Guarantors and such other documents as we have deemed necessary or appropriate for purposes of this opinion. In addition, we have reviewed certain certificates of officers of the general partner of the Partnership and of public officials, and we have relied on such certificates with respect to certain factual matters that we have not independently established.

In connection with this opinion, we have assumed that:

(1) the Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective;

(2) a prospectus supplement to the Prospectus (“Prospectus Supplement”) will have been prepared and filed with the Commission describing the Securities offered thereby;

(3) all Securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the appropriate Prospectus Supplement;

(4) a definitive purchase, underwriting or similar agreement with respect to any Securities offered will have been duly authorized and validly executed and delivered by the Partnership and the other parties thereto; and

(5) any Securities issuable upon conversion, exchange or exercise of any Security being offered will be duly authorized, created and, if appropriate, reserved for issuance upon such conversion, exchange or exercise.

Based upon and subject to the foregoing, we are of the opinion that:

(1) With respect to the Units, when (i) the Partnership has taken all necessary action to approve the issuance of such Units, the terms of the offering thereof and related matters and (ii) the Units have been issued and delivered in accordance with the terms of the applicable definitive purchase, underwriting or similar agreement approved by the Partnership upon payment of the consideration thereof or provided for therein, then the Units will be validly issued, fully paid and non-assessable.

(2) With respect to the Partnership Securities, when (i) the Partnership has taken all necessary action to approve the issuance of such Partnership Securities, the terms of the offering thereof and related matters and (ii) the Partnership Securities have been issued and delivered in accordance with the terms of the applicable definitive purchase, underwriting or similar agreement approved by the Partnership upon payment of the consideration thereof or provided for therein, then the Partnership Securities will be validly issued, fully paid and non-assessable.

(3) With respect to the Debt Securities and the Guarantees, when (i) the applicable Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended; (ii) the Partnership, Star Finance and the Subsidiary Guarantors, as applicable, have taken all necessary action to approve the issuance and terms of such Debt Securities and Guarantees, the terms of the offering thereof and related matters; and (iii) such Debt Securities and Guarantees have been duly executed, authenticated, issued and delivered in accordance with the provisions of the applicable Indenture and the applicable definitive purchase, underwriting or similar agreement approved by the Partnership, Star Finance and the Subsidiary Guarantors, as applicable, upon payment of the consideration thereof or provided for therein, such Debt Securities and Guarantees will be legally issued and will constitute valid and legally binding obligations of the Partnership, Star Finance and the Subsidiary Guarantors, as applicable, enforceable against the Partnership, Star Finance and the Subsidiary Guarantors, as applicable, in accordance with their terms, except as such enforcement may be subject to any applicable bankruptcy, insolvency, reorganization, fraudulent conveyance or other law relating to or affecting creditors’ rights generally and general principles of equity.

The opinions expressed herein are qualified in the following respects:

(1) We have assumed, without independent verification, that the certificates for the Units will conform to the specimens thereof examined by us and will have been duly countersigned by a transfer agent and duly registered by a registrar of the Units.

(2) We have assumed that (i) each document submitted to us for review is accurate and complete, each such document that is an original is authentic, each such document that is a copy conforms to an authentic original and all signatures on each such document are genuine and (ii) each certificate from governmental officials reviewed by us is accurate, complete and authentic, and all official public records are accurate and complete.

(3) We express no opinions concerning (i) the validity or enforceability of any provisions contained in the Indentures that purport to waive or not give effect to the rights to notices, defenses, subrogation or other rights or benefits that cannot be effectively waived under applicable law or (ii) the enforceability of indemnification provisions to the extent they purport to relate to liabilities resulting from or based upon negligence or any violation of federal or state securities or blue sky laws.

(4) This opinion is limited in all respects to (i) the federal laws of the United States of America as interpreted by the courts of the United States, (ii) the laws of the State of New York as interpreted by the courts of the State of New York and of the United States and (iii) the Delaware Limited Liability Company Act, the Delaware General Corporation Law, the Delaware

Revised Uniform Limited Partnership Act and the Constitution of the State of Delaware, each as interpreted by the courts of the State of Delaware and of the United States.

We hereby consent to the references to this firm under the caption “Legal Matters” in the Prospectus and to the filing of this opinion as an exhibit to the Registration Statement. By giving such consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act.

Very truly yours,

/s/ Phillips Nizer LLP